UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 14, 2007

New Century Financial Corporation

(Exact name of registrant as specified in its charter)

Maryland	001-32314	56-2451736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off–Balance Sheet Arrangement.

DB Structured Products, Inc. (“DBSP”)

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New Century Financial Corporation (the “Company”) previously announced that it had received a Reservation of Rights notice from DBSP, dated March 10, 2007, alleging that certain Events of Default, as defined in that certain Master Repurchase Agreement, dated as of September 2, 2005, by and among certain of the Company’s subsidiaries, on the one hand, and DBSP, Aspen Funding Corp., Newport Funding Corp., Tucson Funding LLC and Gemini Securitization Corp., LLC, on the other hand (as amended to date, the “2005 DBSP Agreement”), have occurred. The Company has subsequently received a Termination and Acceleration Relating to Repurchase Agreement notice from DBSP, dated March 14, 2007. The March 14 notice reiterates DBSP’s allegations that Events of Default have occurred and purports to accelerate the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans financed under the 2005 DBSP Agreement. Under the 2005 DBSP Agreement, such acceleration would require the immediate repayment of the repurchase obligation. The Company estimates that the aggregate repurchase obligation (the outstanding mortgage loans financed) of its subsidiaries under the 2005 DBSP Agreement was approximately $0.7 billion as of March 12, 2007.

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The Company previously announced that it had received two Reservation of Rights notices from DBSP, each dated March 10, 2007, alleging that certain Events of Default, as defined in that certain Master Repurchase Agreement, dated as of April 14, 2006, by and among certain of the Company’s subsidiaries, on the one hand, and DBSP, Aspen Funding Corp., Newport Funding Corp. and Gemini Securitization Corp., LLC, on the other hand, and the related Loan and Security Agreement (collectively, as amended to date, the “2006 DBSP Agreement”), have occurred. The Company has subsequently received a Termination and Acceleration Relating to Repurchase Agreement notice from DBSP, dated March 15, 2007. The March 15 notice reiterates DBSP’s allegations that Events of Default have occurred and purports to accelerate the obligation of the Company’s subsidiaries to repurchase all outstanding mortgage loans financed under the 2006 DBSP Agreement. Under the 2006 DBSP Agreement, such acceleration would require the immediate repayment of the repurchase obligation. The Company estimates that the aggregate repurchase obligation (the outstanding mortgage loans financed) of its subsidiaries under the 2006 DBSP Agreement was approximately $0.2 billion as of March 12, 2007.

Item 8.01	Other Events.

Note of Clarification

In certain of the Company’s recent Current Reports on Form 8-K, the Company has disclosed the amount of its “repurchase obligations” under certain of its repurchase credit facilities. These “repurchase obligations” refer to the amount of outstanding mortgage loans financed under these repurchase credit facilities, as opposed to the Company’s obligation to repurchase whole loans that have been sold to third parties if (i) a payment default by the underlying borrower occurs within a certain period of time following such a whole loan sale, which the Company refers to as “early payment defaults,” or (ii) the Company breaches its representations and warranties made to the purchasers of whole loans under a loan sale agreement. In the aggregate, the Company is subject to indebtedness under its credit facilities, the vast majority of which are structured as repurchase credit facilities, of approximately $8.2 billion. In comparison, the Company has been notified that purchasers of whole loans have submitted claims requesting that the Company repurchase an aggregate of approximately $0.5 billion of whole loans sold to third parties as a result of early payment defaults and breaches of representations and warranties.

Additional State Regulatory Actions

As previously disclosed, on March 13, 2007, the Company received cease and desist orders from the States of Massachusetts, New Hampshire, New Jersey and New York (the “March 13 Orders”). On March 14 and 15, 2007, the Company received additional cease and desist orders from the States of Connecticut, Maryland, Rhode Island and Tennessee (collectively, the “March 14-15 Orders”). Consistent with the March 13 Orders, the March 14-15 Orders contain allegations that certain of the Company’s subsidiaries have engaged in violations of applicable state law, including, among others, failure to fund mortgage loans after closing. Additionally, on March 14, 2007, NCMC and Home123 Corporation, an indirect wholly owned subsidiary of the Company (“Home123”), entered into a Consent Agreement and Order, dated March 14, 2007, with the Commonwealth of Pennsylvania Department of Banking, Bureau of Supervision and Enforcement (the “Consent Agreement”).

Consistent with the March 13 Orders, the March 14-15 Orders and the Consent Agreement seek to restrain the Company’s subsidiaries from taking certain actions, including, among others, engaging in alleged violations of state law and taking new applications for mortgage loans in the relevant jurisdiction. The March 14-15 Orders and the Consent Agreement also seek to cause the subsidiaries to affirmatively take certain actions, including the creation of escrow accounts to hold fees relating to pending mortgage applications, the transfer to other lenders of the outstanding mortgage applications and unfunded mortgage loans held by the subsidiaries, and the provision of regular information to the state regulators regarding the subsidiaries’ activities in the applicable state, including the status of all outstanding mortgage applications and unfunded mortgage loans in that state. Certain of the March 14-15 Orders also seek to revoke the licenses of one or more of the Company’s subsidiaries or assess administrative penalties.

The March 14-15 Orders generally become permanent if not promptly appealed by the applicable subsidiaries. The Company and its subsidiaries are reviewing the March 14-15 Orders and accordingly have not yet determined whether they will appeal all or any portion of the March 14-15 Orders.

On March 14, 2007, in connection with a civil action filed against the Company, NCMC and Home123 (collectively, the “Defendants”) on March 14, 2007 in an Ohio state court (the “Complaint”) by the Attorney General of Ohio and the Ohio

Division of Commerce, Division of Financial Institutions, that Ohio state court issued a temporary restraining order, which was subsequently modified by the court on March 16, 2007, against the Defendants (as modified, the “TRO”). The Complaint and the TRO contain allegations that the Defendants have engaged in violations of applicable state law, including, among others, failure to fund mortgage loans after closing. The TRO restrains the Defendants from taking certain actions, including, among others, (i) engaging in violations of state law, (ii) soliciting applicants and taking new applications for mortgage loans in Ohio and (iii) initiating, prosecuting or enforcing foreclosure actions in Ohio. The TRO also requires the Defendants to confer with the Ohio Attorney General and Division of Commerce by March 22, 2007 regarding the treatment of Ohio loans that are more than 60 days delinquent and are held for sale. The restraints imposed by the TRO could further harm the Company’s business. The Company is reviewing the Complaint and the TRO and accordingly has not yet determined whether it will appeal all or any portion of the TRO. Subject to its funding limitations, the Company intends to comply with the TRO pending any such appeal.

The Company anticipates that cease and desist orders will continue to be received by the Company and its subsidiaries from additional states in the future and that the Company and its subsidiaries may enter into additional consent agreements similar to the Consent Agreement. The Company does not undertake, and expressly disclaims, any obligations to update this disclosure for any such additional cease and desist orders or consent agreements or for any developments with respect to the March 14-15 Orders, the Consent Agreement or the Complaint and the TRO.

The Company intends to continue to cooperate with its regulators in order to mitigate the impact on consumers resulting from the Company’s funding constraints.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

New Century Financial Corporation

March 16, 2007	By:	/s/ Brad A. Morrice
	Name:	Brad A. Morrice
	Title:	President and Chief Executive Officer